UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2012

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer Identification No.)
Incorporation
or organization)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2012, Walter Energy, Inc. (the “Company”), certain subsidiaries of the Company, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent, entered into Second Amendment to Credit Agreement (the “Second Amendment “) to that certain Credit Agreement, dated as of April 1, 2011, among the Company, Western Coal Corp., Walter Energy Canada Holdings, Inc., the various lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other agents named therein, as amended by First Amendment to Credit Agreement, dated as of January 20, 2012 (as amended, the “Credit Agreement”). The Second Amendment provides that (i) the interest margins on the loans under the Credit Agreement increase by 0.25% once the total leverage ratio of the Company is greater than 3.25:1, (ii) the Company be able to subtract from total indebtedness all unrestricted cash and cash equivalents (instead of being limited to $100,000,000) in calculating its total leverage ratio, (iii) the Company be permitted to incur secured notes (either on a pari passu or junior basis) in lieu of secured credit facilities under the Company’s incremental facility, (iv) the Company’s general investment basket be increased to $325,000,000 (from $150,000,000) and (v) the total leverage ratio covenant be less restrictive beginning with the fiscal quarter ending September 30, 2012 and each fiscal quarter thereafter for the remaining term of the Credit Agreement.  The Company must pay a one-time consent fee equal to 0.25% of the aggregate amount of loans outstanding and/or available commitments of those lenders consenting to the Second Amendment.  All other terms of the Credit Agreement, including the aggregate principal amount that may be borrowed thereunder, remain substantially unchanged.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of August 16, 2012, by and among Walter Energy, Inc., certain subsidiaries of Walter Energy, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: August 17, 2012	By:	/s/ Earl H. Doppelt
Earl H. Doppelt, Senior Vice President
General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of August 16, 2012, by and among Walter Energy, Inc., certain subsidiaries of Walter Energy, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

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